Exhibit 10.1

SECOND Amendment to AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 10th day of July, 2015, by and among ALPHATEC HOLDINGS, INC., a Delaware corporation (“Alphatec Holdings”), ALPHATEC SPINE, INC., a California corporation (“Alphatec Spine”), ALPHATEC INTERNATIONAL LLC, a Delaware limited liability company (“Alphatec International”), and ALPHATEC PACIFIC, INC. (also known as Kabushiki-Kaisha Alphatec Pacific), a Japanese company (“Alphatec Pacific” and together with Alphatec Holdings, Alphatec Spine, and Alphatec International, each being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING IV TRUST (formerly known as MidCap Funding IV, LLC, as Agent for Lenders, “Agent”), and MIDCAP FUNDING IV TRUST, individually, as a Lender, and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.
RECITALS
A.Agent, Lenders, and Borrowers have entered into that certain Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 30, 2013 as amended by the First Amendment to Credit, Security and Guaranty Agreement, dated as of March 17, 2014 (the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of its Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Borrowers have requested and Agent and Lenders have agreed, among other things, to increase the Term Loan Commitment from $33,000,000 to $38,000,000 subject to and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:
1.Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement in the Original Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement (including those capitalize terms used in the Recitals hereto).
2.Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Original Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Article 1 of the Original Credit Agreement in their respective alphabetic order:

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Second Amendment Effective Date” means the effective date of that certain Second Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of July 10, 2015, among Borrowers, Agent and Lenders.

“Second Amendment Fee Letter” means that certain fee letter, dated as of the Second Amendment Effective Date, from Agent to Alphatec Holdings and agreed and accepted by Borrowers.

(b)The definition of “Fee Letter” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by replacing the clause “including the Amended and Restated Fee Letter, dated as of August 30, 2013, and the First Amendment Fee Letter” with the following:
“including the Amended and Restated Fee Letter, dated as of August 30, 2013, the First Amendment Fee Letter and the Second Amendment Fee Letter”

(c)The definition of “Permitted Investments” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by inserting a new clause (j) therein as set forth below and renaming the existing clause (j) therein as clause “(k)”:
“(j) Investments consisting of accounts receivables from Affiliates resulting from the sale of inventory to such Affiliates in the Ordinary Couse of Business, so long as such sales are otherwise permitted pursuant to clause (y) of Section 5.8.”

(d)The definition of “Term Loan Commitment Amount” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by replacing it in its entirety with the following:
“Term Loan Commitment Amount” means, (a) as to any Lender that is a Lender on the Closing Date, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Amount” as of the Closing Date, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party, (b) as to any Lender that is a Lender on the Second Amendment Effective Date, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Amount” as of the Second Amendment Effective Date, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party and (c) as to any Lender that becomes a Lender after the Second Amendment Effective Date, the amount of the “Term Loan Commitment Amount(s)” of other Lender(s) assigned to such new Lender pursuant to the terms of the effective assignment agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.

(e)Section 2.1(a)(i) of the Original Credit Agreement is hereby amended by replacing it in its entirety with the following:

(1)
Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders severally hereby agree to make to Borrowers a term loan in an aggregate original principal amount equal to the Term Loan Commitment (“Term Loan”). Each Lender’s obligation to

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan shall be available in three (3) tranches. The first tranche in an amount equal to Twenty-Eight Million Dollars ($28,000,000.00) was advanced on the Closing Date. The second tranche in an amount equal to Five Million Dollars ($5,000,000.00) was advanced in a single advance on April 1, 2014. The third tranche in an amount equal to Five Million Dollars ($5,000,000.00) will be advanced in a single advance on the Second Amendment Effective Date.

(f)Annex A (Commitment Annex) to the Original Credit Agreement is hereby replaced in its entirety with a new Annex A attached hereto as Exhibit A.
(g)Schedule 2.1(Amortization) to the Original Credit Agreement is hereby replaced in its entirety with a new Schedule 2.1 attached hereto as Exhibit B.
(h)Schedules 3.17, 3.19, 5.7, 5.8, 5.14 and 9.2 to the Original Credit Agreement are hereby replaced in their entirety, and Schedules 3.6, 4.4 and 8.2(h) are hereby supplemented with the new corresponding schedules attached hereto as Exhibit C.
3.Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower further represents and warrants that the organizational documents of such Borrower delivered to Agent on or prior to March 17, 2014 in connection with the Original Credit Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are, and continue to be, in full force and effect. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
4.Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.
5.Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:
(a)Borrowers shall have delivered to Agent this Agreement duly executed by an authorized officer of each Borrower;
(b)Borrowers shall have delivered to Agent that certain fee letter, dated as of or before the date hereof, from Agent to Alphatec Holdings and agreed and accepted by Borrowers;
(c)Borrowers shall have delivered to Agent duly executed original Notes in favor of each Lender with a face amount equal to such Lender’s Term Loan Commitment under the Term Loan and, if applicable, any replacement Notes under the Revolving Loan;
(d)Borrowers shall have timely delivered to Agent a duly executed disbursement letter;
(e)Borrowers shall have delivered to Agent duly executed original signatures to the other Financing Documents to which any Credit Party is a party reasonably requested by Agent;
(f)Agent shall have received all consents required from Deerfield, pursuant to the Deerfield

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Intercreditor Agreement or otherwise, which are necessary for the execution and delivery of this Agreement and the increase in the Term Loan Commitment Amount, which consents shall be in writing and duly executed by each party thereto;
(g)all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof), except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date;
(h)after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);
(i)Agent shall have received UCC searches (the results of which are reasonably acceptable to Agent) and, if necessary, filed copies of UCC financing statements, collateral assignments, and termination statements, with respect to the Collateral, as Agent shall request;
(j)Agent shall have received a certificate of the secretary of each Borrower attaching the Organizational Documents of such Borrower (if modified since the last delivery thereof to the Agent), good standing certificates of each US Borrower certified by the Secretary of State of the state(s) of organization of such Credit Party (as applicable) as of a date no earlier than ten (10) days prior to the Closing Date, and duly executed copies of the completed borrowing resolutions for Borrowers;
(k)Borrower shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request; and
(l)Agent shall have received from Borrowers all of the fees owing pursuant to this Agreement, including without limitation, Agent’s reasonable out-of-pocket legal fees and expenses pursuant to Section 4 of this Agreement and other fees due and owing under the Fee Letter.
6.Release. In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.
7.No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.
8.Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.
9.Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrowers’ officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower.
10.Miscellaneous.
(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.
(b)Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
(c)Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(d)Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.
(e)Entire Agreement.    This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(f)Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(g)Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:
MIDCAP FUNDING IV TRUST, a Delaware statutory trust
By: Apollo Capital Management, L.P.,
its investment manager

By:Apollo Capital Management GP, LLC,
its general partner

By: /s/ Mauriced Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS
MIDCAP FUNDING IV TRUST, a Delaware statutory trust
By: Apollo Capital Management, L.P.,
its investment manager

By:Apollo Capital Management GP, LLC,
its general partner

By: /s/ Mauriced Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BORROWERS:	ALPHATEC HOLDINGS, INC., a Delaware corporation By: /s/ Michael O’Neill Name: Michael O’Neill Title: Chief Financial Officer
ALPHATEC SPINE, INC., a California corporation By: /s/ Michael O’Neill Name: Michael O’Neill Title: Chief Financial Officer

ALPHATEC INTERNATIONAL LLC,
a Delaware limited liability company
By: /s/ Ebun S. Garner,Esq.
Name: Ebun S. Garner, Esq.
Title: General Counsel and SVP, Alphatec Holdings, Inc., General Partner of Alphatec Holdings, International C.V., Sole Member

ALPHATEC PACIFIC, INC., a Japanese company By: /s/ Ebun S. Garner,Esq. Name: Ebun S. Garner, Esq. Title: Director

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
Annex A to Credit Agreement (Commitment Annex)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage	Term Loan Commitment Amount	Term Loan Commitment Percentage
MidCap Funding IV Trust	$40,000,000	100%	$30,793,478.30	100%
TOTALS	$40,000,000	100%	$30,793,478.30	100%

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
Schedule 2.1 - Amortization
Commencing on (i) (A) the first day of the first calendar month following the advance of the initial tranche of the Term Loan made on the Closing Date and continuing on the first day of each calendar month (each, a “Payment Date”) thereafter to but not including the Payment Date occurring on January 1, 2016, Borrowers shall pay to Agent as a principal payment under the first tranche of the Term Loan, an amount equal to the Tranche 1 Amortization Payment (defined below) as an amortization payment in respect of such advance under the Term Loan, plus (B) the first day of the calendar month following the sixth (6th) month anniversary of the advance of the second tranche of the Term Loan made pursuant to Section 2.1(a)(i) and continuing on each Payment Date thereafter to but not including the Payment Date occurring on January 1, 2016, Borrowers shall pay to Agent as a principal payment under the second tranche of the Term Loan, an amount equal to the Tranche 2 Amortization Payment (defined below) as an amortization payment in respect of such advance under the Term Loan, it being understood that no principal payment is required to be made in respect of the third tranche of the Term Loan advance on the Second Amendment Effective Date (other than as required by clause (ii) of this Schedule), and (ii) the Payment Date occurring on January 1, 2016 and on each Payment Date thereafter, Borrowers shall pay to Agent as a principal payment under the Term Loan, an amount equal to $500,000 as an amortization payment in respect of all tranches of the Term Loan.
The term “Tranche 1 Amortization Payment” means, (i) for each Payment Date prior to the Termination Date, an amount equal to [***] and (ii) for the Termination Date an amount equal to the entire remaining outstanding principal balance under the Term Loans.
The term “Tranche 2 Amortization Payment” means, (i) for each Payment Date following the sixth (6th)month anniversary of the advance of the second tranche of the Term Loan made pursuant to Section 2.1(a)(i), but prior to the Termination Date, a straight-line amortization payment equal to [***] divided by the number of Payment Dates between such sixth (6th) month anniversary and the Commitment Expiry Date and (ii) for the Termination Date an amount equal to the entire remaining outstanding principal balance under the Term Loans (without duplication of amounts paid pursuant to clause (ii) of the definition of Tranche 1 Amortization Payment).
Notwithstanding anything to the contrary contained in the foregoing, the entire remaining outstanding principal balance under the Term Loan shall mature and be due and payable upon the Termination Date.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
Borrower Schedules

SCHEDULE 5.7
PERMITTED INVESTMENTS
None.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.